Exhibit 10.3

Amendment No. 1 to

Patterson-UTI Energy, Inc.

2014 Long-Term Incentive Plan

(As Amended and Restated Effective June 29, 2017)

SHARE- OR CASH-SETTLED

PERFORMANCE SHARE AWARD AGREEMENT

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”) previously awarded William A. Hendricks, Jr. (the “Grantee”) a Performance Share Award (the “Award”) under the Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan (as amended and restated effective as of June 29, 2017 and as thereafter amended from time to time the “Plan”) pursuant to that certain Share- or Cash-Settled Performance Share Award Agreement dated as of April 23, 2019 (the “Award Agreement”); and

WHEREAS, the Company and the Grantee desire to amend the Award Agreement as set forth in this Amendment No. 1 (this “Amendment”) effective as of May 11, 2020.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:

1.

Notwithstanding anything to the contrary set forth in the Award Agreement, Grantee shall receive no more than 322,000 Shares (or, in the Company’s sole discretion, a cash payment equal to the Fair Market Value of such number of Shares) regardless of the Company’s performance against the performance criteria set forth in the Award Agreement.

2.	In all other respects the Award Agreement is hereby ratified and confirmed.
3.	Capitalized terms used in this Amendment shall have the meanings ascribed to them in the Plan.

[SIGNATURE PAGE TO FOLLOW]

The Company and the Grantee hereby adopt and agree to the terms and conditions of this Amendment effective as of the Effective Date.

PATTERSON-UTI ENERGY, INC.

By:	/s/ C. Andrew Smith
C. Andrew Smith
Executive Vice President and Chief Financial
Officer

William A. Hendricks, Jr.
(“GRANTEE”)

/s/ William A. Hendricks, Jr.